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                                                                      EXHIBIT 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (File No. 333-43641) of First Industrial, L.P. of our report dated February 14, 2000 relating to the consolidated financial statements, which appears in this Annual Report on Form 10-K, and of our report dated February 14, 2000 relating to the combined financial statements of the Other Real Estate Partnerships, which appears in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated February 14, 2000 relating to the financial statement schedule of First Industrial, L.P., which appears in this Form 10-K.









                                        PricewaterhouseCoopers LLP


Chicago, Illinois
March 28, 2000